Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to (i) the inclusion in Teck Resources Limited’s Annual Report on Form 40-F for the year ended December 31, 2010, (ii) the incorporation by reference in registration statements on Form S-8 (File Nos. 333-140184 and 333-170840); and (iii) the incorporation by reference in registration statement on Form F-9 (File Nos. 333-167081 and 333-167081-01) of our report dated February 22, 2011, relating to the consolidated financial statements for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting of Teck Resources Limited as of December 31, 2010.

/s/ PriceWaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia
March 22, 2011

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, or, as the context requires, the PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate legal entity.